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                                   Exhibit 11

EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

                                                          Nine Months Ended
                                                             September 30,
                                                       -----------------------
                                                          2003         2002
Basic
   Net income                                          $    1,357   $      992
                                                       ==========   ==========

   Weighted average common share outstanding            1,878,309    1,917,273
                                                       ==========   ==========

   Basic earnings per common share                     $     0.72   $     0.52
                                                       ==========   ==========

Diluted
   Net income                                          $    1,357   $      992
                                                       ==========   ==========

   Weighted average common shares outstanding
     for basic earnings per common share                1,878,309    1,917,273

   Add: Dilutive effects of assumed exercises
     of stock options                                      27,800       28,099
                                                       ----------   ----------

   Average share and dilutive potential common share    1,906,109    1,945,372
                                                       ==========   ==========

Diluted earnings per common share                      $     0.71   $     0.51
                                                       ==========   ==========

EARNINGS PER SHARE

The factors used in the earnings per share computation follow.

                                                         Three Months Ended
                                                            September 30,
                                                       -----------------------
                                                          2003         2002
Basic
   Net income                                          $      532   $      288
                                                       ==========   ==========

   Weighted average common share outstanding            1,882,438    1,942,594
                                                       ==========   ==========

   Basic earnings per common share                     $     0.28   $     0.15
                                                       ==========   ==========

Diluted
   Net income                                          $      532   $      288
                                                       ==========   ==========

   Weighted average common shares outstanding
     for basic earnings per common share                1,882,438    1,942,594

   Add: Dilutive effects of assumed exercises
     of stock options                                      27,800       28,099
                                                       ----------   ----------

   Average share and dilutive potential common share    1,910,238    1,970,693
                                                       ==========   ==========

Diluted earnings per common share                      $     0.28   $     0.15
                                                       ==========   ==========